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                                                                   EXHIBIT 10.33

                                    CTI, INC.
                 STOCK RESTRICTION AND NON-COMPETITION AGREEMENT


         THIS IS AN AGREEMENT made as of this 10th day of April, 2001, by and between CTI, Inc., a Tennessee corporation (the "Company" or "CTI"), and J. Kelly Milam ("Participant").

                                    RECITALS

         On October 31, 2000, P.E.T.Net Pharmaceutical Services, Inc. ("P.E.T.Net Services") was merged into P.E.T.Net Pharmaceuticals, Inc., a wholly-owned subsidiary of CTI (the "Merger"). Pursuant to a Merger Agreement between those parties dated October 10, 2000 ("Merger Agreement"), CTI agreed to issue CTI stock to the P.E.T.Net Services stockholders and the holders of Capital Event Stock under the P.E.T.Net Pharmaceutical Services Amended and Restated Long-Term Incentive Plan. Participant was a stockholder in P.E.T.Net Services and/or a holder of Capital Event Stock in P.E.T.Net Services. Pursuant to the Merger Agreement, each P.E.T.Net Services shareholder and holder of Capital Event Stock is required to execute this Agreement to reflect certain stock restrictions and competition restrictions associated with the ownership of CTI stock..

         In consideration of the foregoing, of the mutual covenants herein contained and for other valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

         1. STOCK TRANSFER RESTRICTION.

                  A. No shares of CTI stock issued to Participant to effectuate the Merger ("Merger Shares") may be sold, transferred or assigned, whether voluntarily or involuntarily, by operation of law or otherwise, except as provided herein. Any purported sale, transfer or assignment of Merger Shares other than in accordance with these provisions shall be null and void ab initio.

                  B. Merger Shares may be sold, transferred, or assigned (i) in accordance with SECTION 1.C below, or (ii) by will or the laws of descent and distribution.

                  C. Except as permitted by SECTION 1.B above, before any Merger Shares may be sold, transferred or assigned, such Merger Shares shall first be offered for sale to the Company in the following manner:

                           (i) The Participant intending to sell, transfer or
assign Merger Shares shall deliver to the Company a written notice (the "Notice") of the Participant's bona fide intention to sell, transfer or assign Merger Shares. The Notice shall specify (a) the proposed buyer or buyers, (b) the number of Merger Shares to be sold or transferred, (c) the price per share, and (d) the other terms and conditions upon which the Participant


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intends to make such sale or transfer. In the event that any part of the consideration to be received is other than cash, the Notice shall fully describe such consideration and state the fair market value thereof. The Company, at its option and its expense, may in good faith require that the fair market value of such consideration be determined by an independent appraiser selected by the Company. In the case of consideration other than cash, the price per share shall be the fair market value of such consideration as stated in the Notice, unless the Company exercises its option to require the aforementioned independent appraisal, in which case the price per share shall be such independently appraised fair market value.

                           (ii) Within thirty (30) days after receipt of the
Notice, the Company shall have the prior right to purchase the Merger Shares described in the Notice at the price and on the other terms and conditions stated in the Notice. The Company may elect to purchase all (but not less than all) of the Merger Shares described in the Notice by notifying the offering Participant in writing within such thirty (30) day period, and tendering payment to the offering Participant within thirty (30) days after giving such notice, against delivery of an assignment of the Merger Shares, free and clear of all liens, claims and encumbrances, duly executed by the Participant in favor of the Company. In the event an appraisal is requested under paragraph (i) above, the period for payment shall be extended for so long as is reasonably necessary to obtain the appraisal report.

                           (iii) If the Company does not elect to purchase all
of the Merger Shares described in the Notice as provided in paragraph (i) above, the Company shall be deemed to have waived its right to acquire such Merger Shares, and the Participant may sell, assign or transfer such Merger Shares within the sixty (60) day period following the date of the Notice, provided that any such sale or transfer is strictly in accordance with the terms and conditions specified in the Notice. Any Merger Shares so transferred shall continue to be subject to the right of first refusal provided for herein and the other terms and conditions hereof. Any such transfer must also be in compliance with applicable securities laws. If the offering Participant does not sell or transfer all of the Merger Shares described in the Notice within the aforesaid sixty (60) days, the Merger Shares shall again become subject to the right of first refusal provided for herein.

                           (iv) The foregoing restrictions on transfer of Merger
Shares shall terminate upon the sale by the Company of its common stock in an offering to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, underwritten on a firm commitment basis by an underwriter of nationally recognized standing and yielding gross proceeds to the Company of at least $35,000,000.

         2. COMPETITION RESTRICTIONS.

                  A. Except as otherwise provided herein or as determined by the Board of Directors of CTI, until the later of (i) March 15, 2001, or (ii) the date Participant ceases to hold CTI stock, neither the Participant nor his/her Affiliates (as defined below) shall engage, directly or indirectly, in the United States in the business of owning or operating PET Centers (as defined below) and the Participant and his/her Affiliates shall present to the Company any and all opportunities known to the Participant and his/her


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Affiliate, or to which the Participant and his/her Affiliate becomes privy, and in which the Participant and his/her Affiliate has an interest in pursuing pertaining to the acquisition, ownership, or operation of, or investment in, any PET Centers in the United States. If the Company or its Affiliates are unable or fail for any reason to pursue a particular opportunity, or if the Board of Directors determines that the Company or its Affiliates shall not pursue a particular opportunity, the Participant or his/her Affiliate which presented such opportunity to the Company shall be free to pursue said opportunity without restriction, and neither the Company nor the other shareholders or their Affiliates shall have any right or interest in or with respect to such opportunity.

                  B. For the purposes hereof, "Affiliate" means as to any person or entity, a director of such an entity, or any other person or entity who, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or under common Control with that entity. For the purposes hereof, "Control," "Controls," or "Controlled" (and derivatives thereof) means as to a corporation the right to exercise, directly or indirectly, more than 50% of the voting rights in the corporation, and as to any other entity the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the same. For purposes hereof, "PET Center" means positron emission tomography compound manufacturing and distribution centers.

         3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but neither this Agreement nor any rights hereunder shall be assignable by the Participant.

         4. GOVERNING LAW. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Tennessee, except to the extent preempted by federal law.

         THIS AGREEMENT is executed as of the day and year first above written.

                                               CTI, Inc.

                                               By: /s/ Michael Templin
                                                   -----------------------------

                                               Title: Secretary
                                                      -------------------------


                                                   /s/ J. Kelly Milam
                                               ---------------------------------
                                               Participant


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